UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 20, 2018

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 975-6033

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, Bear State Financial, Inc. (the “Company”), Bear State Bank, a wholly-owned subsidiary of the Company (the “Bank”), Arvest Bank (“Arvest”) and Arvest Acquisition Sub, Inc., a wholly-owned subsidiary of Arvest (“Acquisition Sub”), are parties to an Agreement and Plan of Reorganization dated as of August 22, 2017 (the “Agreement”), whereby Arvest agreed to acquire the Company and the Bank. On April 20, 2018, the parties to the Agreement completed and closed the transactions contemplated by the Agreement (the “Closing”).

As a result of the Closing, each share of the Company’s common stock issued and outstanding as of the effective time of the Closing (the “Effective Time”) was converted into a right to receive per share merger consideration of $10.28 per share, payable in cash (the “Per Share Merger Consideration”). At the Effective Time all stock options, whether vested or unvested, warrants and restricted stock units were cancelled and automatically converted into the right to receive a cash amount equal to (i) in the case of options and warrants, the aggregate number of shares of Company common stock subject to each option or warrant multiplied by the difference between $10.28 and the exercise price of such option or warrant and (ii) in the case of restricted stock units, $10.28 per unit.

The total amount of consideration payable in accordance with the transactions contemplated by the Agreement was approximately $392 million.

The foregoing description of the Agreement and the transactions effected thereunder does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

In connection with the Closing on April 20, 2018, the Company notified NASDAQ of the completion of the transactions contemplated by the Agreement. The Company also notified NASDAQ that each share of Company common stock outstanding immediately prior to the Effective Time was converted into the right to receive the Per Share Merger Consideration and requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Company common stock and suspend trading of the Company common stock prior to the opening of trading on April 23, 2018.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

At the Effective Time, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Per Share Merger Consideration).

Item 5.01 Changes in Control of Registrant.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

At the Effective Time, a change of control of the Company occurred and thereafter the separate existence of the Company ceased.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Agreement, at the Effective Time, each executive officer and each member of the Company’s board of directors ceased to be executive officers and directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*

Agreement and Plan of Reorganization dated as of August 22, 2017, among Bear State Financial, Inc., Bear State Bank, Arvest Bank and Arvest Acquisition Sub, Inc.(incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2017)

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the SEC a copy of such schedules and exhibits, or any section thereof, upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: April 20, 2018	By:	/s/ Sherri R. Billings
	Name:	Sherri R. Billings
	Title:	Senior Executive Vice President Chief Financial Officer